===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2001


                            THORNBURG MORTGAGE, INC.
             (Exact name of registrant as specified in its charter)



             Maryland                  001-11914               85-0404134
         (State or other              (Commission           (I.R.S. Employer
           jurisdiction               File Number)          Identification No.)
        of incorporation)


                        119 East Marcy Street
                         Santa Fe, New Mexico                   87501
               (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code: (505) 989-1900


         (Former name or former address, if changed since last report.)

                                       N/A
===============================================================================

Item 5    Other Events.

     On October 22, 2001, Thornburg Mortgage, Inc. (the "Company") issued a Press Release announcing the Company's earnings for the quarter ending September 30, 2001. A copy of the Press Release has been filed as an exhibit to this report and is incorporated by reference herein.

     On October 22, 2001, the Company's Board of Directors (the "Board") approved the following changes. The Company's Amended and Restated By-laws were amended to authorize a maximum of twelve members on the Board, with the Board having the authority to fix the specific number of directors. The Board increased the number of directors from nine to ten members. Richard P. Story was elected to the Board as a director to fill the vacancy created by the expansion of the Board and was elected as Executive Vice President (in addition to his current position as Chief Financial Officer and Treasurer). Joseph H. Badal, a director, was elected as Executive Vice President, Single Family Residential Lending. Ron Chicaferro was elected as Senior Vice President, Correspondent and Retail Lending.

Item 7(c) Exhibits.

     The following exhibits are filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit   Name of Exhibit
-------   ---------------

3.2.1.2   Amendment to the Amended and Restated By-laws of the Company

   99.1   Press Release dated October 22, 2001

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THORNBURG MORTGAGE, INC.


Date: October 29, 2001                   By: /s/ Michael B. Jeffers
                                             -----------------------------------
                                             Michael B. Jeffers, Secretary

                                  EXHIBIT INDEX


EXHIBIT         NAME OF
NUMBER          EXHIBIT


3.2.1.2         Amendment to the Amended and Restated By-laws of the Company

   99.1         Press Release dated October 22, 2001